SERVICE MARK AND NAME LICENSE AGREEMENT

THIS AGREEMENT, effective as of the 19th day of February, 2009 (“Effective Date”), is by and among GAMCO Investors, Inc., a corporation organized under the laws of New York (“GAMCO” or “Licensor”) and Teton Advisors, Inc., a corporation organized under the laws of Delaware and GAMCO Westwood Funds, a Massachusetts business trust (each a “Licensee” or collectively the Licensees).

WHEREAS, Licensor is currently the holder of certain shares of common stock of Teton (“Teton”);

WHEREAS, substantially simultaneously with entering into this Agreement, Licensor will distribute these shares to the shareholders of Licensor;

WHEREAS, substantially simultaneously with entering into this Agreement, Licensor and Teton Advisors, Inc. will enter into a Transitional Administrative and Management Services Agreement pursuant to which Licensor will provide certain services to Teton Advisors, Inc. in exchange for Teton’s payment of certain fees to Licensor (the “Services Agreement”);

WHEREAS, the word “GAMCO” is the property of the Licensor and Licensor is the owner of the names and marks and the goodwill symbolized by the word “GAMCO” (collectively, the “GAMCO Mark”);

WHEREAS, Licensor is the owner of all right, title and interest in and to the servicemark “MightyMites” (the “MightyMites Mark”, and together with the GAMCO Mark, the “Licensed Marks”);

WHEREAS, Licensees desires to license the right to use the Licensed Marks in connection with the use by the GAMCO Westwood Funds and the following investment portfolios: the GAMCO Westwood Balanced Fund, GAMCO Westwood Equity Fund, GAMCO Westwood SmallCap Equity Fund, GAMCO Westwood Income Fund, GAMCO Westwood Intermediate Bond Fund, and the GAMCO Westwood MightyMites Fund (collectively the “Funds”).

WHEREAS, Licensor will license the Licensed Marks to Licensees pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the recitals above and the mutual promises set forth below, and the payment of the fees pursuant to the Services Agreement and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties hereto agree as follows

1.    License.
1.
1.1. Grant.  Licensor hereby grants to Licensees, a non-exclusive right and license to use the Licensed Marks in connection with the operation, advertising, promotion and marketing of the Funds during the Term of this Agreement.

1.2. No Other Use.  Licensees shall not use, except as permitted hereunder, or register or apply to register, the Licensed Marks, or any name which is the same as or confusingly similar to the Licensed Marks.   All rights in and to the Licensed Marks not expressly granted herein are reserved by Licensor.

2.    Quality Control.
2. 1
2.1. Quality Control.  All use of the Licensed Marks by Licensees and the nature and quality of all services sold or offered by Licensees in connection with the Licensed Marks are subject to Licensor’s quality control standards.

2.2.  Inspection.  Licensor may periodically inspect Licensees’ operations to ensure compliance with the standards described above with reasonable advance notice and in such manner as not to interfere unreasonably with the normal operations of the business of Licensees.

2.3. Advertising.  The use of the Licensed Marks whether in advertising and promotional materials or otherwise, shall be subject to the prior written approval of Licensor.
3. 3
3.    Acknowledgment of Rights.

3.1.  Licensees acknowledge and agree that:

A.  Licensor owns all rights, title and interest in and to Licensed Marks, and throughout the Term of this Agreement and thereafter, Licensees shall not contest the validity of the Licensed Marks, or claim adversely to any right, title and interest of Licensor in and to the Licensed Marks; and

B. All goodwill that arises from Licensees’ use of the Licensed Marks shall inure to the sole benefit of Licensor.

4.    Trademark Protection.

4.1. Notice of Infringement.  Licensees shall give notice to Licensor of any infringement of the Licensed Marks that comes to their attention during the Term of this Agreement.  Licensees agree to cooperate reasonably with Licensor, when requested and at Licensor’s expense, in stopping such infringement, but Licensees shall not take any action against an infringer in its own name or on behalf of Licensor without Licensor’s prior written approval.  Licensor, in its sole discretion, shall decide what, if any, action to take with respect to any infringement or alleged infringement of the Licensed Marks.  Nothing in this License Agreement shall impose on Licensees any obligation to investigate any alleged infringement of the Licensed Marks.

5.    Term; Termination.
5. Ter
5.1. Term.  The initial term of this Agreement shall commence upon the Effective Date, and shall continue until the one (1) year anniversary thereof, unless otherwise terminated as provided in Section 5.2 below (“Initial Term”); provided that the Initial Term shall automatically renew for successive one (1) year periods (each a “Renewal Term”, and collectively with the Initial Term, the “Term”) unless either Party notifies the other Party in writing within 30 days of the expiration of the Initial Term or the then current Renewal Term that it will not renew the Agreement.

5.2. Termination.   This Agreement is terminable, for any or no reason, by Licensor upon thirty (30) days written notice of termination to Licensees.

5.3. Effect of Termination.  Upon the expiration or termination of this Agreement:

A.  Licensees shall discontinue, and cease and desist from all use of the Licensed Marks and any and all terms confusingly similar to the Licensed Marks.

B. All rights of Licensees hereunder shall terminate and revert automatically to Licensor, and Licensees shall not have any right to use or otherwise exploit in any manner the Licensed Marks.

6.    Miscellaneous.

6.1. Governing Law.  This Agreement and the rights and obligations of the Parties hereunder shall be governed by and will be construed in accordance with the laws of the State of New York, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

6.2. Complete Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments, writings and all other communications, whether oral and written, between the Parties.

6.3. Assignment.  This Agreement may not be assigned or transferred by Licensees in any manner, nor shall Licensees have the right to grant any sublicenses under this Agreement, except with Licensor’s prior written consent.

6.4. Amendment.  This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by written instrument signed by a duly authorized representative of each Party.

6.5. Severability.  In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, and the subject matter of this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible to the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

6.6. Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document.

6.7. Waiver.  The failure of either Party to insist upon or enforce strict performance of any provision of this Agreement, or to partially or fully exercise any right, or any waiver by either Party of any breach, shall not prevent a subsequent enforcement of strict performance or the exercise of any such right, or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.

6.8. Remedies.  Except where otherwise specified in this Agreement, the rights and remedies of each Party set forth in this Agreement are not exclusive and are in addition to any other rights and remedies available to it at law or in equity.

6.9. Headings.  The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any section hereof.

6.10. Notices.  All notices provided for herein will be in writing and will, unless otherwise provided, be delivered personally or sent by confirmed facsimile transmission, overnight courier service or United States certified mail, proper postage prepaid, addressed as follows:

If to GAMCO:

GAMCO Investors, Inc.
One Corporate Center
Rye, NY 10580
Attn: Legal Department
Fax: (914) 921-5384

If to Teton:

Teton Advisors, Inc.
One Corporate Center
Rye, NY 10580
Attn: Chief Executive Officer
Fax: (914)

If to the GAMCO Westwood Funds

The GAMCO Westwood Funds
One Corporate Center
Rye, NY 10580
Attn: President
Fax: (914) 921-5118

IN WITNESS WHEREOF, each Party hereto has executed, or has caused the execution by its duly authorized representative of, this Agreement as of the Effective Date.

By:           Teton Advisors, Inc.

        /s/ Nicholas F. Galluccio
Nicholas F. Galluccio
Chief Executive Officer and President

By:           GAMCO Investors, Inc.

                /s/ Douglas R. Jamieson
Douglas R. Jamieson
President and Chief Operating Officer

By:           The GAMCO Westwood Funds

                /s/ Bruce N. Alpert
Bruce N. Alpert
President